Exhibit 4.2
HUMAN GENOME SCIENCES, INC.
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF NOVEMBER 7, 2011
To
INDENTURE DATED AS OF NOVEMBER 7, 2011
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
3.00% CONVERTIBLE SENIOR NOTES DUE 2018

i

EXHIBIT

Exhibit A	Form of Security	A-1

FIRST SUPPLEMENTAL INDENTURE, dated as of November 7, 2011, between HUMAN GENOME SCIENCES, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee.
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 7, 2011 (the “Original Indenture”) to provide for the issuance by the Company from time to time of its senior unsecured debt securities (herein called the “Debt Securities”), to be issued in one or more series as provided in the Original Indenture;
WHEREAS, no Debt Security of any series has been created under the Original Indenture prior to the date of execution of this First Supplemental Indenture; and
WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate or one or more indentures supplemental to the Original Indenture;
WHEREAS, the Company proposes to create under the Original Indenture pursuant to this First Supplemental Indenture a new series of convertible senior notes and to add new provisions to, and change and eliminate certain existing provisions of, the Original Indenture in respect of such new series of convertible senior notes;
WHEREAS, additional senior unsecured notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;
WHEREAS, all conditions under the Original Indenture necessary to authorize the execution and delivery of this First Supplemental Indenture and make it a valid and binding obligation of the Company in accordance with its terms, have been done or performed.
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises set forth herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 3.00% Convertible Senior Notes due 2018 (as are issued under this Indenture, and as amended or supplemented from time to time, the “Securities”) to supplement the Original Indenture as follows:
ARTICLE 1
ESTABLISHMENT OF SERIES
Section 1.01. Establishment.
(a) Pursuant to Sections 2.01 and 9.01 of the Original Indenture there is hereby established a new series of senior unsecured notes to be issued under the Indenture, designated as the Company’s 3.00% Convertible Senior Notes due 2018.
(b) Each Security shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

(c) The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(d) All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.
Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time reflected in the records of the Trustee, subject in each case to compliance with the Applicable Procedures, and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.11 of the Original Indenture and shall be made on the records of the Trustee and the Depositary.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
(e) The Company shall execute and the Trustee shall, in accordance with this Article 1, authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 1.02. Execution and Authentication; Payments of Interest and Defaulted Amounts.
(a) Section 2.03 of Article II of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Section 2.03 of Article II of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 1.02 of Article 1 of this First Supplemental Indenture.
(b) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
(c) The Trustee shall act as the initial authenticating agent for the Securities.
(d) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $494,500,000 upon receipt of a written order or orders of the Company signed by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company at any time or from time to time may, without the consent of the Holders, issue additional Securities (“Additional Securities”) under this Indenture having the same ranking, interest rate, maturity and other terms and with the same CUSIP as the Securities initially issued hereunder in an unlimited aggregate principal amount, and entitled to all of the benefits of this Indenture; provided that such Additional Securities must be part of the same issue as the Securities initially hereunder for U.S. federal income tax purposes. Such Additional Securities shall, together with the Securities initially issued hereunder, constitute a single series of Securities under this Indenture, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.
(e) Accrued interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Person in whose name any Security (or its predecessor) is registered on register of the Primary Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Securities (A) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Securities at their address as it appears in the register of the Primary Registrar and (B) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to the Holders of these Securities or upon application by a Holder to the Company and Trustee at least 10 Business Days prior to the relevant payment date pursuant to Section 6.02, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Primary Registrar to the contrary or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(f) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Securities plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:
(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Security and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the register of the Primary Registrar, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 1.02(f).
(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 2
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 2.01. General. All the terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meaning given to such terms in the Original Indenture. In the events of any inconsistency between the Original Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern. References to “this Indenture” or “the Indenture” in this First Supplemental Indenture shall mean the Original Indenture, as supplemented by this First Supplemental Indenture, as amended or supplemented from time to time pursuant to the term hereof. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this First Supplemental Indenture.
Except as specifically set forth herein in Article 9 and Sections 3.10, 12.09 and 12.10, the changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, including any Additional Securities, which may be issued from time to time pursuant to this First Supplemental Indenture, and shall not apply to any other Debt Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this First Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture, including for the purposes of the Trust Indenture Act.
Section 2.02. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:
“Additional Interest” means all amounts, if any, payable pursuant to Section 8.05.
“Additional Shares” has the meaning defined in Section 5.04(a) hereof.
“Additional Securities” has the meaning defined in Section 1.02(d) hereof.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent or Conversion Agent.
“Agent Members” has the meaning defined in Section 1.01(d) hereof.
“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors..
“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 5.01(c). The Trustee shall initially act as the Bid Solicitation Agent.
“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.
“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.
“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Cash Settlement” has the meaning defined in Section 5.02(a) hereof.
“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the text or the schedule called for by footnotes 1 through 5 thereof.
“Clause A Distribution” has the meaning defined in Section 5.05(c) hereof.
“Clause B Distribution” has the meaning defined in Section 5.05(c) hereof.
“Clause C Distribution” has the meaning defined in Section 5.05(c) hereof.
“close of business” means 5:00 p.m. (New York City time).
“Combination Settlement” has the meaning defined in Section 5.02(a) hereof.
“Company Order” has the meaning defined in Section 1.02(d) hereof.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others who will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, $0.01 par value per share, subject to Section 5.07.
“Conversion Agent” has the meaning defined in Section 3.02 hereof.
“Conversion Date” has the meaning defined in Section 5.02(c) hereof.
“Conversion Notice” has the meaning defined in Section 5.02(b) hereof.
“Conversion Obligation” has the meaning defined in Section 5.01(a) hereof.
“Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.
“Conversion Rate” has the meaning defined in Section 5.01(a) hereof.
“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, 4% of the product of:
(a) the Conversion Rate on such Trading Day; and
(b) the Daily VWAP of the Common Stock on such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 25.
“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the Observation Period, shall consist of:
(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and
(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 25 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HGSI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” or “default” means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.
“Defaulted Amounts” means any amounts on any Securities (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Depositary” has the meaning defined in Section 1.01(d) hereof.
“Distributed Property” has the meaning defined in Section 5.05(c) hereof.

“DTC” has the meaning defined in Section 1.01(d) hereof.
“Effective Date” has the meaning defined in Section 5.04(c) hereof.
“Event of Default” has the meaning defined in Section 8.02 hereof.
“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“First Supplemental Indenture” means this First Supplemental Indenture as amended or supplemented from time to time pursuant to the terms of this First Supplemental Indenture.
“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:
(a) the Common Stock (or other common stock or American Depositary Receipts representing common stock into which the Securities are then convertible) ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
(b) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries and any of its employee benefit plans;
(c) the Company merges or consolidates with or into any other Person (other than one of its Subsidiaries), another Person merges or consolidates with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person in one transaction or a series of related transactions, other than any transaction:
(i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or
(ii) pursuant to which the holders of all classes of the Company’s Common Equity immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of the Capital Stock of the continuing or surviving entity or transferee or parent thereof entitled to vote generally in the election of directors or managers of the continuing or surviving entity or transferee or parent thereof immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction; or
(d) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
provided, however, that a transaction or transactions described in clause (b) or (c) above shall not constitute a Fundamental Change and Holders shall not have the right to require the Company to repurchase any Securities (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or clause (c) above consists of shares of common stock (or American Depositary Receipts representing common stock) that are listed on any of

The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so traded or quoted immediately following such transaction or transactions and, as a result of the transaction or transactions, the Securities become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights (subject to the settlement provisions of Section 5.02); provided that, with respect to common stock or American Depositary Receipts representing common stock of an entity organized under the laws of a jurisdiction outside the U.S., such entity has a worldwide market capitalization of its equity securities of at least $5,000,000,000 before giving effect to the Fundamental Change (the exclusion described in the foregoing “provided, however” clause, including the provisos thereto, the “Public Securities Exclusion”). For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
“Fundamental Change Repurchase Date” has the meaning defined in Section 4.02(d) hereof.
“Fundamental Change Repurchase Price” has the meaning defined in Section 4.02(a) hereof.
“Fundamental Change Repurchase Right Notice” has the meaning defined in Section 4.02(b) hereof.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the text and the schedule called for by footnotes 1 through 4 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
“Holder” means the Person in whose name a Security is registered on the Primary Registrar’s books.
“Interest Payment Date” means each May 15 and November 15 of each year, beginning on May 15, 2012.
“Last Reported Sale Price” of the Common Stock on any date means:
(a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded;
(b) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; or
(c) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above in clause (b) or (c) of the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the carve-out set forth in subclause (ii) of clause (c) of the definition thereof).

“Market Disruption Event” means:
(a) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session; or
(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Maturity Date” means November 15, 2018.
“Measurement Period” has the meaning defined in Section 5.01(c) hereof.
“Merger Event” has the meaning defined in Section 5.07(a) hereof.
“Non-Separate Rights” has the meaning defined in Section 5.09 hereof.
“Observation Period” with respect to any Security surrendered for conversion means:
(a) if the relevant Conversion Date occurs prior to the 30th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; and
(b) if the relevant Conversion Date occurs on or after the 30th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Outstanding” means, when used with respect to the Securities, Securities that are “outstanding” as provided in Section 3.06 hereof.
“Paying Agent” has the meaning defined in Section 3.02 hereof.
“Physical Settlement” has the meaning defined in Section 5.02(a) hereof.
“Primary Registrar” has the meaning defined in Section 3.02 hereof.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Reference Property” has the meaning defined in Section 5.07(a) hereof.

“Registrar” has the meaning defined in Section 3.02 hereof.
“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.
“Repurchase Exercise Notice” has the meaning defined in Section 4.02(c) hereof.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” has the meaning defined in the Recitals hereof.
“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statues thereto, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Securities Custodian” means the Trustee, as custodian for DTC, with respect to the Securities in global form, or any successor thereto.
“Settlement Amount” has the meaning defined in Section 5.02(a)(ii) hereof.
“Settlement Method” means, with respect to any conversion of the Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Notice” has the meaning defined in Section 5.02(a)(i) hereof.
“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice related to any converted Securities.
“Spin-Off” has the meaning defined in Section 5.05(c) hereof.
“Stock Price” has the meaning defined in Section 5.04(c) hereof.
“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.
“Trading Day” means a day on which:
(a) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and
(b) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market;

provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which:
(i) there is no Market Disruption Event; and
(ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations provided to the Bid Solicitation Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date by three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be provided to the Bid Solicitation Agent but two such bids are provided, then the average of the two bids shall be used, and if only one such bid can reasonably be provided to the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably be provided with at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If (i) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination; or (ii) if the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for each Trading Day on which such failure occurs.
“Trigger Event” has the meaning defined in Section 5.05(c) hereof.
“unit of Reference Property” has the meaning defined in Section 5.07(a) hereof.
“Valuation Period” has the meaning defined in Section 5.05(c) hereof.
Section 2.03. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Securities;
“indenture security holder” means a Holder;
“indenture to be qualified” means this Indenture; and
“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.
All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 2.04. Rules of Construction. Unless the context otherwise requires:
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) words in the singular include the plural, and words in the plural include the singular;
(d) provisions apply to successive events and transactions;
(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
(f) the masculine gender includes the feminine and the neuter;
(g) references to agreements and other instruments include subsequent amendments thereto; and
(h) “herein,” “hereof” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
Section 2.05. References to Additional Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 8.05. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 3
THE SECURITIES
Section 3.01. General. Sections 2.05(c), 2.08 and 2.11 of Article II and Section 4.03 of Article IV of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and Sections 2.05(c), 2.08 and 2.11 of Article II and Section 4.03 of Article IV of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to Section 3.05(a), 3.08, 3.09 and Section 3.02 of this Article 3, respectively, of this First Supplemental Indenture.
Section 3.02. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more Security Registrars (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in Pittsburgh, Pennsylvania. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.02 and Article 10).

The Company hereby initially designates the Trustee as Paying Agent, Primary Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in Pittsburgh, Pennsylvania, as an office or agency of the Company for each of the aforesaid purposes.
Section 3.03. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
Section 3.04. Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and the Trustee shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).
Section 3.05. Transfer and Exchange.
(a) No service charge shall be made for any exchange or registration of transfer of Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 4.06, Section 5.02(d), or Section 11.05 of this First Supplemental Indenture or Sections 2.06 or 2.07 of the Original Indenture not involving any transfer. The provisions of this Section 3.05(a) and Section 2.05 of the Original Indenture are, with respect to any Global Security, subject to Section 3.09 hereof
Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Repurchase Exercise Notice pursuant to Section 4.02(c) has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
Section 3.06. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 3.06 as not outstanding.
If a Security is replaced pursuant to Section 2.07 of the Original Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Maturity Date such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.
Subject to the restrictions contained in Section 8.04 of the Original Indenture, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 3.07. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
Section 3.08. Cancellation; Repurchase. The Company shall cause all Securities surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for the purpose of payment, repurchase, registration of transfer, exchange, conversion or cancellation and shall dispose of canceled Securities (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures, and no Securities shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation.
The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market, by tender offer or exchange offer, by private agreement through counterparties or otherwise, whether by the Company or its Subsidiaries, including by cash-settled swaps or other derivatives and, in each case, at any price. The Company shall cause any Securities so purchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 3.08, and they shall no longer be considered outstanding under this Indenture upon their repurchase. Any Securities held by the Company or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.
Section 3.09. Additional Transfer and Exchange Requirements. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 3.09.
(a) The provisions of subsections (i), (ii), (iii) and (iv) below shall apply only to Global Securities:
(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Certificated Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and a beneficial owner requests that its Securities be exchanged for Certificated Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Securities Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with Section 2.05(b) of the Original Indenture.
(iii) Subject to the provisions of subsection (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(iv) In the event of the occurrence of any of the events specified in subsection (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
(b) In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 3.09(a)(i) that required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:
(i) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or
(ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with Section 2.05(b) of the Original Indenture.

Section 3.10. CUSIP Numbers. Article II of the Original Indenture is hereby supplemented by adding the provisions of the following paragraph to the end of Article II of the Original Indenture as Section 2.12 thereof, and notwithstanding anything to the contrary contained in this First Supplemental Indenture, such provisions of the following paragraph shall apply with respect to all Debt Securities issued under the Original Indenture, including, for the avoidance of doubt, the Securities:
“Section 2.12 CUSIP Numbers: The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.”
ARTICLE 4
NO REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE
Section 4.01. No Optional Redemption. The Company shall not have the option to redeem the Securities prior to the Maturity Date. No sinking fund is provided for the Securities. Accordingly, Article III of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities.
Section 4.02. Repurchase At Option of The Holder Upon A Fundamental Change.
(a) Subject to the satisfaction of the requirements of this Article 4, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right to require the Company to repurchase for cash their Securities, or any portion of the principal amount thereof that is equal to $1,000 or integral multiples of $1,000 in excess thereof at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be repurchased).
The Company shall provide to the Holders of the Securities, the Trustee and the Conversion Agent a notice (i) at least 35 Scheduled Trading Days prior to the anticipated effective date of a Fundamental Change or (ii) if the Company does not have knowledge of a Fundamental Change at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within two Business Days of the earlier of (x) the date upon which the Company receives, or otherwise becomes aware, of the anticipated effective date of such Fundamental Change and (y) the actual effective date of such Fundamental Change.
(b) In addition to the notice required pursuant to Section 4.02(a), on or before the 15th Business Day after the date on which a Fundamental Change becomes effective, the Company shall provide to all Holders of the Securities, the Trustee and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). The Fundamental Change Repurchase Right Notice shall state:
(i) the event or events giving rise to the Fundamental Change;
(ii) if the Fundamental Change also constitutes a Make-Whole Fundamental Change;

(iii) the Conversion Rate and any adjustments to the Conversion Rate;
(iv) the effective date of the Fundamental Change;
(v) the last date on which a Holder may exercise the repurchase right;
(vi) the Fundamental Change Repurchase Price;
(vii) the Fundamental Change Repurchase Date;
(viii) the name and address of the Paying Agent and the Conversion Agent;
(ix) that the Securities with respect to which a Repurchase Exercise Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice as described in Section 4.02(c); and
(x) the procedures that Holders must follow to require the Company to repurchase their Securities.
Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall issue a press release and publish the information through a public medium customary for such press releases.
(c) To exercise the repurchase right in connection with a Fundamental Change, a Holder must deliver, prior to the close of business, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, the Securities to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying Agent, together with a written notice exercising its right to require the Company to repurchase its Securities or a portion thereof (a “Repurchase Exercise Notice”), substantially in the form included in Exhibit A hereto, duly completed, to the Paying Agent. The Repurchase Exercise Notice must state:
(i) if the Securities are Certificated Securities, the certificate numbers of the Securities to be delivered for repurchase;
(ii) the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or integral multiples of $1,000 in excess thereof; and
(iii) that the Securities are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Securities and this Indenture.
If the Securities are Global Securities, the Repurchase Exercise Notice must comply with the Applicable Procedures.
A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state:
(i) the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;
(ii) if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and
(iii) the principal amount, if any, that remains subject to the Repurchase Exercise Notice.

If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.
(d) The Company must repurchase on a date (the “Fundamental Change Repurchase Date”) chosen by the Company that is no less than 20 and no more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law. To receive payment of the Fundamental Change Repurchase Price, a Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Exercise Notice. Holders shall receive payment of the Fundamental Change Repurchase Price on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Securities. If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Securities on the Fundamental Change Repurchase Date, then:
(i) the Securities will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and
(ii) all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities).
Section 4.03. Compliance With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase the Securities under Section 4.02, the Company shall comply with all tender offer rules applicable to the Company under the Exchange Act. The Company shall:
(a) comply with the provisions of Rule 13e-4 and Rule 14e-l (or any successor to either such Rule), if applicable, under the Exchange Act;
(b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act; and
(c) otherwise comply with all federal and state securities laws in connection with such offer by the Company to purchase the Securities upon a Fundamental Change, so as to permit the rights of the Holders and obligations of the Company under Section 4.02 to be exercised in the time and in the manner specified therein.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.02, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.02 by virtue of such conflict.
Section 4.04. No Repurchase Upon Acceleration. No Securities may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities held by it following the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities), and any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 4.05. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.02 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
Section 4.06. Partial Repurchase. Upon surrender of a Security that is to be repurchased in part pursuant to Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unrepurchased portion of the Security surrendered.

ARTICLE 5
CONVERSION
Section 5.01. Conversion Rights.
(a) Subject to and upon compliance with the provisions of this Article 5, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (e) of this Section 5.01, at any time prior to the close of business on the Business Day immediately preceding August 15, 2018 under the circumstances and during the periods set forth in subsections (b) through (e) of this Section 5.01, and (ii) irrespective of the conditions set forth in subsections (b) through (e) of this Section 5.01, on or after August 15, 2018 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case at an initial conversion rate of 75.0469 shares of Common Stock (subject to adjustment as provided in Section 5.05, the “Conversion Rate”) per $1,000 principal amount of Securities (subject to the settlement provisions of Section 5.02, the “Conversion Obligation”).
(b) Prior to the close of business on the Business Day immediately preceding August 15, 2018, a Holder may surrender all or a portion of its Securities for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2011 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.
(c) Prior to the close of business on the Business Day immediately preceding August 15, 2018, a Holder of the Securities may surrender its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities, as determined following a request by a Holder of the Securities in accordance with the procedures described below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each such Trading Day.
The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of the Securities requests in writing that the Company make such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on such Trading Day.
If the Trading Price per $1,000 principal amount of Securities for each Trading Day of the applicable Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate, the Company shall notify the Holders, the Trustee and the Conversion Agent. If, at any time after the Trading Price per $1,000 principal amount of Securities for each Trading Day of a Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such Trading Day, the Company shall notify the Holders, the Trustee and the Conversion Agent.

(d) If, prior to the close of business on the Business Day immediately preceding August 15, 2018, the Company elects to:
(i) issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
(ii) distribute to all or substantially all holders of Common Stock, the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Price of the Common Stock for the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify the Holders of the Securities at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.
(e) If a transaction or event that constitutes a Fundamental Change or Make-Whole Fundamental Change (provided that a transaction exempted from such definition by the Public Securities Exclusion shall constitute a Fundamental Change and Make-Whole Fundamental Change for purposes of this section 5.01(e)) occurs prior to the close of business on the Business Day immediately preceding August 15, 2018, regardless of whether a Holder of the Securities has the right to require the Company to repurchase the Securities pursuant to Section 4.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, then within two Business Days of the earlier of (x) the date upon which the Company receives notice, or otherwise becomes aware, the anticipated effective date of such transaction and (y) the actual effective date of such transaction.
Section 5.02. Settlement Upon Conversion; Conversion Procedures.
(a) Subject to this Section 5.02, Section 5.04 and Section 5.07, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 5.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 5.02 (“Combination Settlement”), at its election, as set forth in this Section 5.02.
(i) All conversions occurring on or after August 15, 2018 shall be settled using the same Settlement Method. Prior to August 15, 2018, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days. If, in respect of any Conversion Date (or with respect to the period beginning on, and including, August 15, 2018 and ending on, and including, the Business Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee (upon request of the Company), shall deliver such Settlement Notice to converting Holders no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after August 15, 2018, no later than August 15, 2018). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. Such Settlement Notice shall be prepared by the Company and shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Securities, such Specified Dollar Amount will be deemed to be $1,000.
(ii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:
(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate;
(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Observation Period; and
(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Observation Period.
(iii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.
(b) Subject to Section 5.02(e), before any Holder of a Security shall be entitled to convert a Security as set forth above, such Holder shall:
(i) in the case of a Certificated Security:
(A) complete and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A hereto (a “Conversion Notice”) at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered;

(B) deliver such Security to the Conversion Agent;
(C) if required by the Conversion Agent, furnish appropriate endorsements and additional transfer documents, to the Conversion Agent;
(D) if required, pay all transfer or similar taxes; and
(E) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 5.02; and
(ii) in the case of a Global Security, comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and, if required, pay all taxes or duties and funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 5.02.
The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 5 on the Conversion Date for such conversion. No Conversion Notice with respect to any Securities may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 4.02(c).
If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
(c) A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent, its stock transfer agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such conversion being different from the name of the Holder of the old Securities surrendered for such conversion.
(e) If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall reflect the reduction in the principal amount represented thereby in the books and records of the Trustee and Depository. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.
(g) Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Securities. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, attributable to the period from, and including, the most recent Interest Payment Date to, but excluding, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Securities are submitted for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Securities as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Securities on such Interest Payment Date notwithstanding the conversion, and Securities surrendered for conversion must be accompanied by funds equal to the amount of interest payable on the principal amount of the Securities being converted; provided that no such payment need be made:
(i) for conversions following the Regular Record Date immediately preceding the Maturity Date;
(ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or
(iii) to the extent of any overdue interest, if any overdue interest exist at the time of conversion with respect to such Security.
(h) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects, or is deemed to have elected, to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.
(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Securities and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.
(j) Each conversion shall be deemed to have been effected as to any Security surrendered for conversion on the Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (if in the case of Combination Settlement).
Section 5.03. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (assuming that at the time of computation of such number of shares, all such Securities would be converted by a single Holder and that Physical Settlement is applicable).

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.
Section 5.04. Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change.
(a) If and only to the extent that a Holder converts its Securities in connection with a Make-Whole Fundamental Change, the Company shall, under the circumstances set forth in this Section 5.04, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares (the “Additional Shares”), as described below.
(b) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 5.02. However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount in cash per $1,000 principal amount of converted Securities equal to the Conversion Rate (including any adjustment described in this Section 5.04), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table set forth in clause (f) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in such Make-Whole Fundamental Change. If holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the five consecutive Trading Days prior to, but excluding, the Effective Date of the Make-Whole Fundamental Change.
(d) A conversion of Securities by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the carve-out in subsection (ii) of clause (c) of the definition of Fundamental Change, the 35th Trading Day following the actual Effective Date of the Make-Whole Fundamental Change).
(e) The Stock Prices set forth in the first row of the following table (i.e., the column headings) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 5.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 5.05.

(f) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 initial principal amount of Securities for each Stock Price and Effective Date set forth below:

Effective	Stock Price
Date	$10.25	$11.00	$12.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$75.00

November 7, 2011	22.5141	19.7838	16.7163	10.8276	6.6736	4.9395	3.8899	3.1466	2.6008	1.8437	0.8675
November 15, 2012	22.5141	19.7916	16.5163	10.3650	6.0960	4.4602	3.5077	2.8422	2.3538	1.6749	0.7955
November 15, 2013	22.5141	19.8482	16.3623	9.8459	5.3685	3.9373	3.0845	2.5013	2.0734	1.4802	0.7092
November 15, 2014	22.5141	19.8355	16.1208	9.1766	4.6699	3.2967	2.5932	2.1125	1.7545	1.2580	0.6080
November 15, 2015	22.5141	19.7061	15.7142	8.3856	3.7522	2.5929	2.0504	1.6755	1.3956	1.0048	0.4901
November 15, 2016	22.5141	19.2830	14.9519	7.1926	2.6942	1.8208	1.4491	1.1876	0.9915	0.7174	0.3539
November 15, 2017	22.5141	18.2125	13.3819	5.2070	1.3765	0.9727	0.7778	0.6390	0.5348	0.3890	0.1947
November 15, 2018	22.5141	15.8622	8.2864	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii) if the Stock Price is more than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and
(iii) if the Stock Price is less than $10.25 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 97.5610 per $1,000 principal amount of Securities, subject to adjustment in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 5.05.
Section 5.05. Conversion Rate Adjustments. The Conversion Rate shall be adjusted, without duplication, from time to time by the Company, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Securities participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the events described in this Section 5.05, without having to convert their Securities as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.
(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 5.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 5.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 5.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment is effected pursuant to Section 5.05(a) or Section 5.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment is effected pursuant to Section 5.05(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 5.05(c) shall apply, (iv) any dividend or distributions in connection with any event described under Section 5.07, and (v) Non-Separate Rights (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 5.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 5.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 5.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first five consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any Securities where the last day of the related Observation Period occurs during the Valuation Period. In such event, notwithstanding Section 5.02(a)(i), the Company will pay the cash and deliver any shares of Common Stock (subject to the Company’s right to deliver cash in lieu of such shares of Common Stock) due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Valuation Period.
For purposes of this Section 5.05(c) (and subject in all respect to Section 5.09), rights, options or warrants distributed by the Company, pursuant to a stockholder rights plan to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05(c) (and no adjustment to the Conversion Rate under this Section 5.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 5.05(a), Section 5.05(b) and this Section 5.05(c), any dividend or distribution to which this Section 5.05(c) is applicable that also includes one or both of:
(A) a dividend or distribution of shares of Common Stock to which Section 5.05(a) is applicable (the “Clause A Distribution”); or
(B) a dividend or distribution of rights, options or warrants to which Section 5.05(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 5.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.05(a) and Section 5.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 5.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 5.05(b).
(d) If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0-C
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.
Any increase pursuant to this Section 5.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Offer Valuation Period”).
The adjustment to the Conversion Rate under this Section 5.05(e) shall occur at the close of business on the Trading Day next succeeding the date such tender or exchange offer expires, provided that because the Company will make the adjustment to the Conversion Rate at the end of the Offer Valuation Period with retroactive effect, the Company will delay the settlement of any Securities where the last day of the related Observation Period occurs during the Offer Valuation Period. In such event, notwithstanding Section 5.02(a)(i), the Company will pay the cash and deliver any shares of Common Stock (subject to the Company’s right to deliver cash in lieu of such shares of Common Stock) due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Offer Valuation Period.
(f) Notwithstanding this Section 5.05 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 5.02 (j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 5.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
(h) In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 5.05, and to the extent permitted by applicable law and subject to the stockholder approval requirements of the NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes to the extent permitted by applicable law and subject to the stockholder approval requirements of the NASDAQ Global Select Market. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Security at its last address appearing on the register of the Primary Registrar a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i) If the application of the adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 5.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or other share combination).
(j) Notwithstanding anything to the contrary in this Section 5.05, the Conversion Rate shall not be adjusted:
(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (j) and outstanding as of the date the Securities were first issued;
(iv) solely for a change in the par value of the Common Stock; or
(v) for accrued and unpaid interest, if any.
(k) All calculations and other determinations in respect of the Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share.
(l) Whenever the Conversion Rate is adjusted pursuant to this Section 5.05, the Company shall compute the adjusted Conversion Rate in accordance with this Section 5.05 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 5.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officers’ Certificate shall promptly be delivered to the Trustee and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). As soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate. Unless and until a Responsible Officer of the Trustee shall receive an Officers’ Certificate with respect to an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Simultaneously with an adjustment of the Conversion Rate, the Company shall disseminate a press release detailing the new Conversion Rate and other relevant information.
(m) For purposes of this Section 5.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(n) If the Company is required by applicable law to pay, and pays, withholding tax on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Common Stock on the Securities (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the shares of Common Stock).
Section 5.06. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the relevant period. Without limiting the foregoing, and by way of example, with respect to any Securities converted where a portion of the related Observation Period occurs during a Valuation Period, for a Spin-Off, any adjustment with respect to such Spin-Off will be given retroactive effect to such portion of the Observation Period.
Section 5.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:
(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
(ii) any consolidation, merger or combination involving the Company,
(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or
(iv) any statutory share exchange,
in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed into a right to convert such principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 11.02 providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 5.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 5.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 5.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders, the Trustee and the Conversion Agent of the weighted average as soon as practicable after the determination is made.
If the holders of Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as will be increased by any Additional Shares pursuant to Section 5.04, if applicable), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Scheduled Trading Day immediately following the Conversion Date.
Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 5. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 4.
(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 5.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the register of the Primary Registrar provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.07. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 5.01 and Section 5.02 prior to the effective date of such Merger Event.
(d) The above provisions of this Section 5.07 shall similarly apply to successive Merger Events.
Section 5.08. Cancellation of Converted Securities. All Certificated Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Security, the Trustee or the Securities Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Securities represented by such Global Security to reflect the conversion.

Section 5.09. Stockholders Rights. To the extent that the Company has a stockholder rights plan in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time (such rights prior to separation from the Common Stock, “Non-Separate Rights”). If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate shall be increased at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 5.05(c), subject to decrease in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a stockholder rights plan shall not trigger a Conversion Rate adjustment pursuant to Section 5.05(c) if Holders of the Securities participate in such distribution on an as-converted basis in accordance with the first paragraph of Section 5.05.
Section 5.10. Trustee’s Disclaimer. (a) The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 5.05(l). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 5. The Trustee, the Bid Solicitation Agent and the Conversion Agent shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee, the Bid Solicitation Agent or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee, the Bid Solicitation Agent and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Trading Price, Daily Conversion Value, Daily Settlement Amount and Last Reported Sale Price. Nor shall the Trustee, the Bid Solicitation Agent or Conversion Agent be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period.
(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 7.02, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.02.
ARTICLE 6
COVENANTS
Section 6.01. General. Sections 4.01, 4.05 and 4.06 of Article IV and Section 5.03 of Article V of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Article IV or Sections 4.01, 4.05 and 4.06 and Section 5.03 of Article V of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 6 and Sections 6.02, 6.06, 6.04 and 6.03, respectively, of this First Supplemental Indenture.
Section 6.02. Payment on the Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal (including the Fundamental Change Repurchase Price, if applicable) of and interest on the Securities shall be considered paid on the date it is due, if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal (including the Fundamental Change Repurchase Price) and interest then due on the Securities.
Payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in Pittsburgh, Pennsylvania (which shall initially be an office or agency of the Trustee in Pittsburgh, Pennsylvania); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date, it being understood that as long as the Securities are Global Securities, payment will be made by wire transfer to DTC.

Section 6.03. SEC Reports.
(a) The Company shall file copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 days after the Company is required to file the same with the SEC; or, if the Company is not required to file information, documents or reports with the SEC, then the Company shall file with the Trustee and the SEC, if permitted, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required in respect of an issuer of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Documents filed by the Company with the SEC via the EDGAR system or any successor system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR. The Company shall at all times comply with the TIA Section 314(a).
(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 6.04. Compliance Certificates.
(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities were outstanding, an Officers’ Certificate stating whether or not the signer thereof knows of any Default or Event of Default that occurred during such fiscal year. Such Officers’ Certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 6.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer of the Company signing such Officers’ Certificate has knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and its status.
(b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith, and in any event within five days, upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 6.05. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 6.06. Maintenance of Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER OR LEASE
Section 7.01. General. Article X of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Article X or the Sections of Article X of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 7 and the Sections of this Article 7, respectively, of this First Supplemental Indenture.
Section 7.02. Company May Consolidate, Etc, Only on Certain Terms. The Company shall not consolidate or enter into a share exchange with or merge with or into any other Person, or sell, convey, transfer or lease the properties and assets of the Company substantially as an entirety to any Person, unless:
(a) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or sell, convey, transfer or lease all of its properties and assets substantially as an entirety to another Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all of the properties and assets substantially as an entirety of the Company shall:
(i) the successor or transferee person, if not us, is a corporation or limited liability company organized and existing under the laws of the United States, any State of the United States, or the District of Columbia; provided that the property into which the Securities shall be convertible shall be cash and/or the stock or other equity (or American Depositary Receipts representing common stock) of an entity that is a corporation for U.S. federal income tax purposes; provided further that, with respect to stock or other equity or American Depositary Receipts representing common stock of an entity organized under the laws of a jurisdiction outside the U.S., such entity has a worldwide market capitalization of its equity securities of at least $5,000,000,000 before giving effect to the merger, sale, conveyance, transfer or lease and such stock or other equity or American Depositary Receipts representing common stock is listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); and
(ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.
Notwithstanding anything to the contrary herein, the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction in the United States of America, any State thereof or the District of Columbia, and the Company may convert into a limited liability company if the condition set forth in the proviso of clause (a)(i) of this Section 7.02 shall be satisfied.

Section 7.03. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.02, there shall be an adjustment to the Conversion Obligation and the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 8
DEFAULT AND REMEDIES
Section 8.01. General. Article VI of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Article VI or the Sections of Article VI of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 8 and the Sections of this Article 8, respectively, of this First Supplemental Indenture.
Section 8.02. Events Of Default. An “Event of Default” shall occur if:
(1) the Company fails to pay the principal of any Security when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;
(2) the Company fails to pay the interest on any Security when due and payable and such failure continues for a period of 30 days;
(3) the Company fails to convert any Security in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for 5 days;
(4) the Company fails to provide timely notice pursuant to Section 4.02(a), Section 4.02(b), Section 5.01(d), Section 5.01(e) or Section 5.04(b), in each case when due and such failure continues for 30 days;
(5) the Company fails to comply with its obligations set forth in Article 7;
(6) the Company fails to perform any other agreement required of it in this Indenture or the Securities and such failure continues for 60 days after written notice is given in accordance with the immediately succeeding paragraph;
(7) any indebtedness for money borrowed by the Company or any of its Subsidiaries in an aggregate outstanding principal amount in excess of $25,000,000 is not paid at final maturity or upon acceleration, and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice is given in accordance with the immediately succeeding paragraph;
(8) the failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed, for a period of 60 days or more;
(9) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case or proceeding;
(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(D) makes a general assignment for the benefit of its creditors; or
(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;
(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or
(C) orders the liquidation of the Company or any Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
A default under clause (6) or clause (7) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time periods specified in clauses (6) or (7), as applicable, after receipt of such notice. The notice given pursuant to this Section 8.02 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.02 is cured, it ceases.
The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.
Section 8.03. Acceleration. If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 8.02) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (9) or (10) of Section 8.02 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities may, except with respect to the nonpayment of principal or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration by notice to the Trustee if (a) all existing Events of Default, other than the non-payment of accelerated principal, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities plus one percent) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.07 of the Original Indenture have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.
Section 8.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 8.05. Additional Interest.
(a) Notwithstanding anything in this Indenture or in the Securities to the contrary, to the extent the Company elects, the sole remedy for an Event of Default during the first 180 days after the occurrence of an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 6.03(a), shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to:
(i) 0.25% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during the 90-day period beginning on, and including, the date on which such an Event of Default first occurs; and
(ii) 0.50% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during the 90-day period beginning on, and including, the 91st day following, and including, the date on which such an Event of Default first occurs.
(b) If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 8.03. This Section 8.05 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 8.05, or if it so elects but fails to pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 8.03. To elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with subsection (a) of this Section 8.05 and this subsection (b), the Company must notify all Holders of the Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Securities shall be immediately subject to acceleration as provided in Section 8.03.
Section 8.06. Waiver of Defaults and Events of Default. Subject to Section 8.09 and Section 10.03, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except (a) a default or Event of Default in the payment of the principal of or interest on any Security, (b) a failure by the Company to convert any Securities in accordance with the provisions of the Securities and this Indenture or (c) any default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 11.03, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.
Section 8.07. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee, in good faith by a Responsible Officer of the Trustee, determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
Section 8.08. Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for the enforcement of payment of the principal or interest on any Security on or after the applicable due date or the right to convert the Securities in accordance with Article 5) or for the appointment of a receiver or a trustee, unless:
(1) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made a written request and have offered to the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and
(3) the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 8.09. Rights of Holders to Receive Payment and to Convert. Each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Fundamental Change Repurchase Price) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, its Securities, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.
Section 8.10. Collection Suit By Trustee. (a) If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.02 occurs and is continuing, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have been become due and payable on all Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.07 of the Original Indenture.
(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated.
(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.07 of the Original Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 7.07 of the Original Indenture.
(d) All rights of action and of asserting claims under this Indenture or the Securities, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.07 of the Original Indenture, be for the ratable benefit of the holders of the Securities. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 8.11. Priorities. Any moneys collected by the Trustee pursuant to this Article 8 with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities, and, in the case of Global Securities, reflection of the payment in the books and records of the Trustee and Depository, or, in the case of Certificated Securities, a notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:
FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.07 of the Original Indenture;
SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.
THIRD: To the Company.
Section 8.12. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.08, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.
ARTICLE 9
TRUSTEE
Section 9.01. General. Article VII of the Original Indenture is hereby supplemented as reflected in Section 9.01 and 9.02 hereof and by adding the provisions of Sections 9.04, 9.05 and 9.06 of this Article 9 to the end of Article VII of the Original Indenture as Sections 7.15, 7.16 and 7.17 thereof, and notwithstanding anything to the contrary contained in this First Supplemental Indenture, the provisions of this Article 9 shall apply with respect to all Debt Securities issued under the Original Indenture.
Section 9.02. Certain Duties and Responsibilities of Trustee. Section 7.01 of the Original Indenture is hereby supplemented by adding the following at the end thereof:
(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 9.03. Concerning the Trustee. Section 7.03 of the Original Indenture is hereby supplemented by adding the following at the end thereof:
(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 9.04. Expenses. (a) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
(b) The provisions of this Section and Section 7.07 of the Original Indenture shall survive the termination of this Indenture.
Section 9.05. Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Indenture or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 9.06. Reliance. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE
Section 10.01. General. Article XI of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Article XI or the Sections of Article XI of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 10 and the Sections of this Article 10, respectively, of this First Supplemental Indenture.
Section 10.02. Satisfaction And Discharge Of Indenture. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Original Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Securities have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Securities and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.04 of this First Supplemental Indenture and Section 7.07 of the Original Indenture shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (a)(ii) of this Section 10.02, the provisions of Section 10.03 and Section 10.05 shall survive until the Securities have been paid in full.
Section 10.03. Application of Trust Money. Subject to the provisions of Section 10.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money and shares of Common Stock deposited with it pursuant to Section 10.02 and shall apply the deposited money and shares of Common Stock in accordance with this Indenture and the Securities to the payment or delivery, as the case may be, of the principal of, and interest on, and the consideration due upon conversion of, the Securities; provided that such money and shares of Common Stock need not be segregated from other funds except to the extent required by law.
Section 10.04. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money or shares of Common Stock (i) deposited with them pursuant to Section 10.02 and (ii) held by them at any time.
The Trustee and each Paying Agent shall pay to the Company upon request any money or shares of Common Stock held by them for the payment or delivery, as the case may be, of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money or shares of Common Stock has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money or shares of Common Stock notice that such money or shares of Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or delivered to the Company. After payment or delivery to the Company, Holders entitled to money or share of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds or shares to the Company, the Trustee shall from time to time deliver all unclaimed funds or shares to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds or shares held by the Trustee pursuant to this Section 10.04 shall be held uninvested and without any liability for interest.
Section 10.05. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 10.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 until such time as the Trustee or such Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 10.03; provided, however, that if the Company has made any payment or delivery, as the case may be, of the principal of, interest on, or amounts due upon conversion of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment or delivery from the money or shares of Common Stock held by the Trustee or such Paying Agent.

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 11.01. General. Sections 9.01, 9.02, 9.03 and 9.04 of Article IX of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities and any reference to Sections 9.01, 9.02, 9.03 and 9.04 of Article IX of the Original Indenture shall be superseded by and references thereto shall be deemed to refer to Section 11.02, 11.03, 11.04 and 11.05 of Article 11, respectively, of this First Supplemental Indenture.
Section 11.02. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of, any Holder:
(a) to cure any ambiguity, defect or inconsistency that does not adversely affect Holders;
(b) to provide for the assumption by a successor entity of the Company’s obligations under this Indenture;
(c) to add guarantees with respect to the Securities;
(d) to secure the Company’s obligations with respect to the Securities;
(e) to add to the covenants, restrictions or conditions of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;
(f) to make any other change that does not adversely affect the rights of any Holder;
(g) to add provisions for the issuance of Additional Securities;
(h) to provide for the appointment of a successor Trustee; provided that the successor Trustee shall qualify and be eligible under Section 7.10 of the Original Indenture;
(i) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; and
(j) to conform the provisions of this Indenture to the “Description of Notes” section in the Preliminary Prospectus dated November 2, 2011 relating to the offering and sale of the Securities, as supplemented by the related Pricing Term Sheet dated November 2, 2011.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 11.03, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 11.03. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, notwithstanding the foregoing but subject to Section 11.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.06, may not:
(a) change the stated maturity of the principal of, or interest on, any Security;
(b) reduce the principal amount of or interest on any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;
(d) change the place or currency of payment of principal of, or interest on, any Security;
(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
(f) modify the provisions with respect to the Company’s obligation to repurchase Securities pursuant to Article 4 upon a Fundamental Change in a manner adverse to Holders;
(g) change the ranking of the Securities;
(h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 5 of this Indenture:
(i) reduce the percentage in principal amount of outstanding Securities required for modification or amendment of this Indenture;
(j) reduce the percentage in principal amount of outstanding Securities necessary for waiver of compliance with Sections 8.03, 8.06 and 8.07 of this Indenture; or
(k) modify provisions of this Section 11.03 or Section 8.06 in a manner adverse to the Holders.
It shall not be necessary for the consent of the Holders under this Section 11.03 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.05 and 13.07 of the Original Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
After an amendment, supplement or waiver under this Section 11.03 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (k) of this Section 11.03. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 11.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, including, for the avoidance of doubt, of Section 5.07(b) or Article 7 of this First Supplemental Indenture, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Securities shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 11.05. Securities Affected by Supplemental Indentures. The Securities authenticated and delivered after the execution of a supplemental indenture pursuant to the provisions of this Article 11, including, for the avoidance of doubt, of Section 5.07(b) or Article 7 of this First Supplemental Indenture, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.
ARTICLE 12
MISCELLANEOUS
Section 12.01. General. Section 13.12 of Article XIII of the Original Indenture shall not apply to, and have no force and effect with respect to, the Securities.
Section 12.02. Rules By Trustee, Paying Agent, Registrar And Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
Section 12.03. Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.04. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.05. Successors. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. Any act or proceeding by any provision of this First Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.
Section 12.06. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
Section 12.07. Separability. In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 12.08. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.09. Force Majeure. Article XIII of the Original Indenture is hereby supplemented by adding the provisions of the following paragraph to the end of Article XIII of the Original Indenture as Section 13.13 thereof, and notwithstanding anything to the contrary contained in this First Supplemental Indenture, such provisions of the following paragraph shall apply with respect to all Debt Securities issued under the Original Indenture, including, for the avoidance of doubt, the Securities:
“Section 13.13. Force Majeure: In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”
Section 12.10. Waiver of Jury Trial. (a) Article XIII of the Original Indenture is hereby supplemented by adding the provisions of the following paragraph to the end of Article XIII of the Original Indenture as Section 13.14 thereof, and notwithstanding anything to the contrary contained in this First Supplemental Indenture, such provisions of the following paragraph shall apply with respect to all Debt Securities issued under the Original Indenture, including, for the avoidance of doubt, the Securities:
“Section 13.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.”
Section 12.11. Calculations In Respect of Securities. The Company shall be responsible for making all calculations called for under the Securities. All calculations made by the Company shall be made in good faith and be final and binding on the Holders of the Securities absent manifest error. The Company shall provide a schedule of calculations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

HUMAN GENOME SCIENCES, INC.

By:	/s/ David P. Southwell Name: David P. Southwell
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS TRUSTEE

By:	/s/ Natalie Lawrence Name: Natalie Lawrence
Title: Associate

EXHIBIT A
[FORM OF FACE OF SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	This bracketed text should be included only if the Security is a Global Security.

HUMAN GENOME SCIENCES, INC.
3.00% CONVERTIBLE SENIOR NOTES DUE 2018

No. [ ]	$

CUSIP No.: [ ][2]
ISIN No.: [ ][3]
Human Genome Sciences, Inc., a Delaware corporation (the “Company”, which term shall include any successor entity under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.]4 [                     ], or registered assigns, the principal sum [of                       DOLLARS ($                     )][(or such lesser principal amount as shall be reflected in the books and records of the Trustee and Depository)]4 on November 15, 2018, and interest thereon as set forth below.
This Security shall bear interest at the rate of 3.00% per year from November 7, 2011, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 15, 2018. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2012, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 8.05 of the First Supplemental Indenture, and any reference to interest on, or in respect of, any Security therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 8.05 of the First Supplemental Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Any Defaulted Amounts shall accrue interest at a rate per year equal to the rate borne by the Securities plus one percent subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 1.02(f) of the First Supplemental Indenture.
The Company shall pay the principal of and interest on this Security so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as Paying Agent, Primary Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in Pittsburgh, Pennsylvania, as an office or agency of the Company for each of the aforesaid purposes.
Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[2]	CUSIP: 44903AN8

[3]	ISIN: US444903AN84

[4]	This bracketed text should be included only if the Security is a Global Security.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HUMAN GENOME SCIENCES, INC.

By:
Name:
Title:
Attest:

By:
Name:
Title:

Dated: [ ], 20[ ]
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]
HUMAN GENOME SCIENCES, INC.
3.00% CONVERTIBLE SENIOR NOTES DUE 2018
This Security is one of a duly authorized issuance of Securities of the Company, designated as its 3.00% Convertible Senior Notes due 2018 (the “Securities”), initially limited in aggregate principal amount of $494,500,000, all issued or to be issued under and pursuant to an Original Indenture dated as of November 7, 2011 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 7, 2011, between the Company and the Trustee (the “First Supplemental Indenture”; the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.
The Securities are not subject to redemption through the operation of any sinking fund or otherwise.
Upon the occurrence of a Fundamental Change and subject to the terms and conditions of the Indenture, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding August 15, 2018 only upon the occurrence of certain conditions specified in the Indenture, and on or after August 15, 2018 until the close of business on the Business Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Securities or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Securities may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder,
When a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor (except in certain circumstances specified in the Indenture) shall be released from those obligations.
All terms used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of the Indenture shall be interpreted to further this intention.
In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
THE INDENTURE AND THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Human Genome Sciences, Inc., 14200 Shady Grove Road, Rockville, Maryland 20850-7464, Attention: Investor Relations.

ABBREVIATIONS AND DEFINITIONS
Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common)
TEN ENT (= tenants by the entireties)
JT TEN (= joint tenants with right of survivorship and not as tenants in common) CUST (= Custodian)
UGMA (= Uniform Gifts to Minors Act).
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
To convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $
If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE
To: Human Genome Sciences, Inc.
The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Human Genome Sciences, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):
NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.